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EXHIBIT 16.
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February 9, 1995




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by PGI Incorporated (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of February 1995. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



/s/Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.

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